                                                                    EXHIBIT 15.2

                        [Letterhead of Guantao Law Firm]

June 29, 2006

China Techfaith Wireless Communication Technology Limited
3/F M8 West, No. 1 Jiu Xian Qiao East Road
Chao Yang District
Beijing 100016, People's Republic of China

Dear Sirs,

Re: China Techfaith Wireless Communication Technology Limited (the "Company")

      We consent to the reference to our firm under the headings "Risk Factors" and "Regulation," insofar as they purport to describe the provisions of PRC laws and regulations, in the Company's Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

                                                      Yours faithfully,

                                                      /s/ Guantao Law Firm

                                                      Guantao Law Firm